EXHIBIT 23.2

TURNER, WARREN, HWANG & CONRAD AC	GARY W. TURNER CPA
JUDITH M. WARREN, CPA
Certified Public Accountants & Consultants	WALTER Y. HWANG, CPA
Kian Moshirzadeh, CPA
________________________
100 N. First St., Suite 202
Burbank, CA 91502-1848
Tel 818.955.9537
Fax 818.955.8416
cpa@twhc.com

To whom it may concern:

We hereby consent to the inclusion of our Independent Auditor's Report for the years ended December 31, 2002 and December 31, 2001 of Ministry Partners Investment Corporation in this Form SB-2 registration statement, and to the reference to our Firm under the caption "Experts".

/s/ Turner, Warren, Hwang & Conrad

TURNER, WARREN, HWANG & CONRAD

ACCOUNTANCY CORPORATION

Burbank, California

March 28, 2003